                                                                       EXHIBIT E

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement 33-46734 on Form S-8 of our report dated April 24, 1998 appearing in this Annual Report on Form 11-K of the Terra Industries Inc. Employees' Savings and Investment Plan for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 22, 1998
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Terra Industries Inc. Employee Benefit Committee have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        TERRA INDUSTRIES INC. EMPLOYEES'
                          SAVINGS AND INVESTMENT PLAN



Date: June 24, 1998                  By: /s/ George H. Valentine
     ------------------------------     ------------------------------
                                     George H. Valentine
                                     Senior Vice President, General Counsel
                                     and Corporate Secretary